   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997
                                                     REGISTRATION NO. 333-31271
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                AMENDMENT NO. 4
                                  TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                       SYSTEM SOFTWARE ASSOCIATES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                    DELAWARE                                        36-3144515
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)
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                      500 WEST MADISON STREET, 32ND FLOOR
                            CHICAGO, ILLINOIS 60661
                                (312) 641-2900
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             MR. JOSEPH J. SKADRA
                            CHIEF FINANCIAL OFFICER
                       SYSTEM SOFTWARE ASSOCIATES, INC.
                      500 WEST MADISON STREET, 32ND FLOOR
                            CHICAGO, ILLINOIS 60661
                                (312) 641-2900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
       DOUGLAS R. NEWKIRK, ESQ.            WILLIAM J. GRANT, JR., ESQ.
       SACHNOFF & WEAVER, LTD.               WILLKIE FARR & GALLAGHER
  30 SOUTH WACKER DRIVE, 29TH FLOOR            153 EAST 53RD STREET
       CHICAGO, ILLINOIS 60606                  NEW YORK, NY 10022
            (312) 207-1000                        (212) 821-8000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

ITEM 16. EXHIBITS.

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
      1   Form of Underwriting Agreement*
      3.1 Certificate of Incorporation (incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1987)
      3.2 Amendment to Certificate of Incorporation filed June 6, 1997*
      3.3 By-laws of the Company (incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended October 31,
          1989)
      3.4 Certificate of Designations for Series A Preferred Stock
      4.1 Form of Indenture between the Company and Harris Trust and Savings Bank, as Trustee*
      4.2 Form of Note (included in Exhibit 4.1)
      4.3 Securities Purchase Agreement for the Series A Preferred Stock and the New Private Warrants between the Company and the Private Investor
      4.4 New Private Warrant
      4.5 Registration Rights Agreement between the Company and the Private Investor
      4.6 Form of Representative's Warrant Agreement (including form of Representative's Warrants)
      4.7 Form of Registration Rights Agreement between the Company and the Representative
      5 Opinion of Sachnoff & Weaver, Ltd. regarding the legality of the securities being registered*
     12   Statement re: computation of ratios*
     23.1 Consent of Price Waterhouse LLP*
     23.2 Consent of KPMG Peat Marwick LLP*
     23.3 Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)*
     24   Powers of attorney*
     25   Statement of eligibility of trustee*
     99.1 Note Purchase Agreement, dated March 27, 1997, for purchase of $12 million Floating Rate Convertible Notes due 2000*
     99.2 Form of Floating Rate Convertible Note due 2000*
     99.3 Amended and Restated Secured Credit Agreement, dated as of February 28, 1997, among the Company, Bank of America National Trust & Savings Association and certain financial institutions*
     99.4 Amended and Restated Note Agreement, dated as of February 28, 1997, for the purchase of $26 million Senior Secured Notes due November 1, 1997 among the Company, Principal Mutual Life Insurance Company and Massachusetts Mutual Life Insurance Company*
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*  Previously filed.
** To be filed by amendment.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON SEPTEMBER 5, 1997.

                                          System Software Associates, Inc.

                                                 /s/ Joseph J. Skadra
                                          By___________________________________
                                                  Joseph J. Skadra, Vice
                                               Presidentand Chief Financial
                                                         Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

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
             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Roger E. Covey*           Chief Executive Officer and   September 5, 1997
____________________________________   Chairman of the Board of
           Roger E. Covey              Directors (Principal
                                       Executive Officer)

      /s/ Joseph J. Skadra           Chief Financial Officer,      September 5, 1997
____________________________________   Vice President--Finance
          Joseph J. Skadra             and Secretary (Principal
                                       Financial and Accounting
                                       Officer)

   /s/ Andrew J. Filipowski*         Director                      September 5, 1997
____________________________________
       Andrew J. Filipowski

        /s/ John W. Puth*            Director                      September 5, 1997
____________________________________
            John W. Puth

   /s/ William N. Weaver, Jr.*       Director                      September 5, 1997
____________________________________
       William N. Weaver, Jr.
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     /s/ Joseph J. Skadra
*By____________________________
   Joseph J. Skadra,Attorney-in-
               fact


                                     II-4